EXHIBIT E

Form of Registration Rights Agreement for New Securities

Exhibit E to the
Master Transaction Agreement

Form of Registration Rights Agreement for New Securities

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of May 4, 2007 (this “Agreement”), by and among ION Media Networks, Inc., a Delaware corporation (the “Company”), NBC Universal, Inc., a Delaware corporation (together with its Affiliates, “NBCU”) and CIG Media LLC, a Delaware limited liability company (“CIG”, and together with NBCU, the “Investors”).

WHEREAS, the Company and the Investors entered into that certain Master Transaction Agreement, dated as of May 3, 2007 (as such agreement may be amended, modified, supplemented or restated from time to time, the “Master Transaction Agreement”), pursuant to which the parties agreed to undertake various transactions to restructure the Company’s ownership and capital structure (the “Transaction”);

WHEREAS, as an integral part of the Transaction, CIG and NBCU will each receive certain securities of the Company that are convertible into, or exchangeable or exercisable for, shares of Class A Common Stock, Class C Common Stock, or Class D Common Stock as the case may be, and the Company has agreed to provide the Holders (as defined below) certain registration rights with respect to such securities under the Securities Act;

WHEREAS, the Company’s shares of Class A Common Stock are currently registered with the SEC and quoted on the American Stock Exchange; and

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the commencement of the Transaction pursuant to the Master Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Definitions. (a) Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Master Transaction Agreement. For purposes of this Agreement, the following terms have the following meanings:

“Common Shares” means shares of (i) Common Stock and (ii) other securities of the Company, including Convertible Securities, NBCU Option I, NBCU Option II and Warrant, that are convertible into, or exercisable or exchangeable for, shares of Class A Common Stock, Class C Common Stock or Class D Common Stock.

“control” (including its correlative meanings, “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Convertible Securities” means, collectively, Series A Convertible Subordinated Debt, Series B Convertible Subordinated Debt, Series A Convertible Preferred, Series B Convertible Preferred, Series C Convertible Preferred and Series D Convertible Preferred.

“Holders” means each of the Investors that from time to time owns Convertible Securities or Registrable Securities and each of their permitted transferees pursuant to Section 11(e) who agree to be bound by the provisions of this Agreement in accordance with said section; provided, however, that a Holder shall no longer be a Holder at the date that such Holder owns of record less than 10,000 shares of Registrable Securities on an as-converted basis.

“Initial Public Offering” means the initial underwritten sale of equity securities by the Company or a Holder pursuant to an effective registration statement under the Securities Act.

“NASDAQ” means National Association of Securities Dealers Automated Quotation System.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (A) all shares of Class A Common Stock or Class D Common Stock held from time to time by the Holders and (B) all shares of Class A Common Stock or Class D Common Stock issued or issuable upon (i) conversion of the Convertible Securities held from time to time by the Holders, (ii) exercise of the Warrant or (iii) conversion of Class B Common Stock and Class C Common Stock; provided, however, that Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement covering such Registrable Securities has been declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (B) such Registrable Securities have been disposed of by a Holder pursuant to Rule 144 or Rule 145 under the Securities Act, (C) the Registrable Securities of a Holder can, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, be so distributed to the public pursuant to Rule 144 under the Securities Act in any three-month period or (D) such Registrable Securities have been sold, assigned or otherwise transferred to a Person other than a Holder. For purposes of this Agreement, Registrable Securities shall also include any shares of Class A Common Stock or Class D Common Stock or other securities (including shares of Class A Common Stock or Class D Common Stock underlying such other securities) that may be received by the Holders (x) as a result of a stock dividend, stock distribution or stock split of Registrable Securities or Convertible Securities or

(y) on account of Registrable Securities or Convertible Securities in a merger, consolidation, combination, reclassification, recapitalization or similar transaction involving the Company.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, Convertible Securities, any shares of Class A Common Stock or Class D Common Stock or other securities that would be convertible into, or exchangeable or exercisable for, shares of Class A Common Stock or Class D Common Stock pursuant to the provisions of this Agreement, including in the Prospectus, any preliminary prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Underwritten Offering” shall mean a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters.

(b) The following terms have the meanings set forth in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Authorizing Certificate	3(a)
Black-Out	5
CIG	Preamble
Company	Preamble
Conversion Securities	11(d)
Convertible Subordinated Debt	Recitals
Demand Notice	3(a)
Demand Registration	3(a)
Indemnified Party	7(c)
Indemnifying Party	7(c)
Initiating Holders	3(c)
Investors	Preamble
Losses	7(a)
Maximum Number of Securities	3(c)
Master Transaction Agreement	Recitals
NBCU	Preamble
Participating Demand Holders	3(b)
Participating Notice	3(b)
Participating Piggy-Back Holders	4(a)
Piggy-Back Registration	4(a)
Shelf Registration	3(d)
Shelf Registration Statement	3(d)
Special Counsel	5(a)
Suspension Notice	5
Transaction	Recitals

2. Methodology for Calculation; Effective Timing.

(a) Methodology for Calculation of Common Shares. For purposes of calculating (i) the number of Common Shares as of any particular date and (ii) the number of Common Shares owned by a Person hereunder (and the percentage of Common Shares owned by a Person), such number of Common Shares shall be calculated as though each Common Share had been on such date converted into, or exchanged or exercised for, the number of shares of Class A Common Stock or Class D Common Stock which such Common Shares would be entitled to be converted into or exchanged or exercised for. In the event of any stock split, stock dividend, reverse stock split, any combination of Class A Common Stock or Class D Common Stock or any similar event, with respect to all references in this Agreement to a Holder or Holders holding a number of Common Shares, the applicable number shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any combination of Class A Common Stock or Class D Common Stock or any similar event.

(b) Effective Time. The Registration Rights Agreement, dated as of September 15, 1999, between the Company and NBCU, as amended from time to time, shall terminate and have no further force or effect, and this Agreement shall become effective, in each case upon the Exchange Offer Closing or the Exchange Offer Expiration, as applicable.

3. Demand Registration.

(a) Requests for Registration by Holders. Subject to the terms and conditions of this Agreement, at any time and from time to time after the consummation of an Initial Public Offering, one or more Holders shall have the right, by delivering the Company a written notice (a “Demand Notice”), to require the Company to register Registrable Securities under the Securities Act covering all or part of such Holder or Holders’ Registrable Securities (which specifies the intended method or methods of disposition thereof) (a “Demand Registration”), and after receipt of a Demand Notice, the Company shall use its reasonable best efforts to effect a registration of Registrable Securities under the Securities Act; provided, that the Holders shall not make in the aggregate more than three (3) Demand Registrations each under this Agreement; provided, further, that: (i) no such Demand Registration may be required unless the Holders requesting such Demand Registration provide to the Company a certificate (the “Authorizing Certificate”) seeking to include Registrable Securities in such Demand Registration with an aggregate market value not less than $25,000,000 (calculated based on the closing sale price of such securities on the principal securities exchange where such securities are listed on the trading day immediately preceding the date of the Demand Notice) as of the date the Demand Notice is given, and (ii) no Demand Notice may be given prior to ninety (90) days after the effective date of the immediately preceding Demand Registration or, if later, the date on which a registration pursuant to this Section 3 is terminated in its entirety prior to the effective date of the applicable Registration Statement. The Authorizing Certificate shall set forth (A) the name of each Holder signing such Authorizing Certificate, (B) the number of Registrable Securities held by each such Holder, and, if different, the number of Registrable Securities such Holder has elected to have registered, and (C) the intended methods of disposition of the Registrable Securities. A Holder shall be permitted to withdraw in good faith all or a part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, in which event the Company shall promptly amend or, if requested by the remaining Holders, promptly withdraw the related Registration Statement. A good faith decision by a Holder to withdraw Registrable Securities from registration shall not affect the Company’s obligations hereunder even if the amount remaining to be registered has an aggregate market value of $25,000,000 (calculated in the manner described above) as of the date the Demand Notice is given; provided, that: (1) subject to the satisfaction of the requirements in this Section 3, such continuing registration shall constitute a Demand Registration, (2) any withdrawing Holders (or the other Holders participating in the subject registration) did not include the withdrawn Registrable Securities in the Authorizing Certificate as a means of circumventing the applicable $25,000,000 threshold described in this Section 3(a), and (3) any withdrawing Holders shall reimburse the Company for any filing fees paid to the SEC with respect to the withdrawn Registrable Securities. A registration that is terminated in its entirety prior to the effective date of the applicable Registration Statement or that has not remained effective for the required period set forth in Section 3(b) shall not constitute a Demand Registration.

(b) Filing and Effectiveness. The Company shall file a Registration Statement relating to any Demand Registration as promptly as practicable, but in any event no later than sixty (60) days after receipt of a Demand Notice, with the SEC and use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter and to remain effective for a period of time reasonably required for the disposition of the Registrable Securities covered by such Registration Statement. If any Demand Registration is requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act by the Holders demanding such Demand Registration, the Company shall keep the Registration Statement filed in respect thereof effective for a period of six (6) months from the date on which the SEC declares such Registration Statement effective or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement. The Company shall promptly, and in any event within ten (10) Business Days after receipt of a Demand Notice, notify all other Holders in writing of the receipt of such Demand Notice and each such other Holder shall have the right to have all or a part of such Holder’s Registrable Securities included in such registration thereof by delivering a written notice (a “Participating Notice”) to the Company within ten (10) Business Days after receipt of the aforementioned notice from the Company (each Holder that delivers a Participating Notice to the Company pursuant to this Section 3(b), a “Participating Demand Holder”). Each Participating Demand Holder shall specify in the Participating Notice the number of Registrable Securities that such Participating Demand Holder elects to include in such registration and the Company shall include in such registration all Registrable Securities requested by the Participating Demand Holders for inclusion as specified in the Participation Notices.

(c) Priority on Demand Registration. If the Demand Notice includes a request for an Underwritten Offering and the managing underwriter or underwriters of such Underwritten Offering, selected by the Company pursuant to Section 8, to which such Demand Registration relates advise the Holder or Holders initiating the Demand Registration pursuant to Section 3(a) (the “Initiating Holders”) and the Participating Demand Holders in writing that the total amount of Registrable Securities that the Initiating Holders and the Participating Demand Holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then the number of Registrable Securities to be included in such Demand Registration shall be reduced and there shall be included in such Underwritten Offering the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering (the “Maximum Number of Securities”) and the Participating Demand Holders and the Initiating Holders shall be entitled to participate on a pro rata basis based on the amount of Registrable Securities requested to be included in such Underwritten Offering by each such Participating Demand Holder and Initiating Holder so as not to exceed the Maximum Number of Securities.

(d) Postponement of Demand Registration. The Company shall be entitled to postpone the filing period of any Demand Registration or suspend the effectiveness of any Registration Statement for a reasonable period of time not in excess of ninety (90) calendar days if the Company determines, in the good faith exercise of the business judgment of the Board, that such registration and offering could materially interfere with a bona fide business or financing transaction of the Company or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided, that the Company shall not invoke this right more than twice in any twelve (12)-month period; and provided, further, that the Company shall not register any of its securities during such postponement or suspension period. In the event that the Company determines to postpone the filing of, or suspend the effectiveness of, a Registration Statement, it shall promptly (i) furnish to all Initiating Holders and Participating Demand Holders a certificate signed by the Company’s chief executive officer or chief financial officer stating that the decision to postpone or suspend was made by the Board in accordance with this Section 3(d) and (ii) notify all Initiating Holders and Participating Demand Holders in writing when the events or circumstances permitting such postponement or suspension have ended.

4.  Piggy-Back Registration.

(a) Right to Piggyback. If the Company proposes to file a Registration Statement, whether or not for its own account, under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of shares of Class A Common Stock or Class D Common Stock or other securities that would be convertible into, or exchangeable or exercisable for, shares of Class A Common Stock or Class D Common Stock (a “Piggy-Back Registration”), it shall give written notice to all Holders at least twenty (20) Business Days prior to the initial filing with the SEC of such piggy-back Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company in the Piggy-Back Registration. The notice referred to in the preceding sentence shall offer the Holders the opportunity to register such amount of Registrable Securities as each such Holder may request. Each Holder desiring to have Registrable Securities registered under this Section 4 (a) (a “Participating Piggy-Back Holder”) shall advise the Company in writing within ten (10) Business Days after the date of receipt of the aforementioned notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. Subject to the limitations set forth in Section 4(b), the Company shall thereupon include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act. The Participating Piggy-Back Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b) Priority on Piggyback Registrations. If the Piggy-Back Registration relates to an Underwritten Offering and the managing underwriter or underwriters of such Underwritten Offering, selected by the Company pursuant to Section 8, to which such Piggy-Back Registration relates advise the Participating Piggy-Back Holders in writing that the total amount of Registrable Securities that such Participating Piggy-Back Holders intend to include in the Piggy-Back Registration in addition to any other securities the Company intends to register would be greater than the total number of securities which can be sold in such Underwritten Offering without having a material adverse affect on the success of such Underwritten Offering, the Company shall include in such Piggy-Back Registration (i) first, 100% of the Class A Common Stock, Class D Common Stock or other securities that would be convertible into, or exchangeable or exercisable for, shares of Class A Common Stock or Class D Common Stock the Company proposes to sell, and (ii) second, to the extent of the number of Registrable Securities requested to be included in such registration which, with the advice of such managing underwriter or underwriters, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Participating Piggy-Back Holders have requested to be included in such registration, such amount to be allocated pro rata among all Participating Piggy-Back Holders on the basis of the relative amount of Registrable Securities requested to be included therein by each Participating Piggy-Back Holder.

5.  Registration Procedures. In connection with the Company’s registration obligations pursuant to Sections 3 and 4, the Company shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto, the Company shall as expeditiously as possible, and in each case to the extent applicable (it being understood that the obligations of the Company in clauses (a), (b), (d), (e), (h), (j), (k), (m), (n) and (p) of this Section 5 shall be subject to Section 3(d)):

(a) prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that the Company agrees that, at the request of a Holder exercising a demand registration right under Section 3, at such time as the Company becomes a “well-known seasoned issuer,” as such term is defined in Rule 405 under the Securities Act, the Company will register an offering pursuant to Section 3 on an “automatic shelf registration statement,” as such term is defined in Rule 405 under the Securities Act, and provided, further, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company shall furnish to the Holders holding Registrable Securities covered by such Registration Statement, not more than one counsel chosen by the Holders holding a majority of the Registrable Securities being registered (“Special Counsel”) and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such

Holders, such Special Counsel and such underwriter or underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) to which the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, could reasonably conclude to be potentially misleading, omit a material fact or fail to comply with rules or common practice of the SEC or the securities industry; and the Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable periods specified in Section 3; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

(c) notify the selling Holders and the managing underwriter or underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information or the receipt by the Company of any comment letter from the SEC with respect to a Registration Statement or related Prospectus, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 5(m) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

(d) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(e) if requested by the Holders holding a majority of the Registrable Securities being registered or the managing underwriter or underwriters, if any, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holders or the managing underwriter or underwriters, if any, reasonably conclude, based on the advice of their counsel, must be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) furnish to each selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such Holder or underwriter);

(g) deliver to each selling Holder and each managing underwriter, if any, without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the managing underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

(h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not then so required to be qualified or (ii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(i) cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two (2) Business Days prior to the closing of any sale of Registrable Securities to the underwriters;

(j) upon the occurrence of any event contemplated by Section 5(c)(vi) or 5(c)(vii), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) if requested by the Holders holding a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which securities issued by the Company of the same class are then listed or, if no such securities issued by the Company are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the NASDAQ or the National Market System of NASDAQ, if the securities qualify to be so quoted;

(l) if needed, engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and provide a CUSIP number for the Registrable Securities;

(m)  enter into such customary agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other commercially reasonable and customary actions in connection therewith (including those reasonably requested by the Holders holding a majority of the Registrable Securities being sold or, in the event of an Underwritten Offering, those reasonably requested by the managing underwriter or underwriters) in order to facilitate the disposition of such Registrable Securities and in such connection, and where an underwriting agreement is entered into in connection with an underwritten registration, (i) make such representations and warranties to the underwriters with respect to the businesses of the Company and its Subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) in the case of an Underwritten Offering, obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and if such Registrable Securities are not being sold through an Underwritten Offering, then to the Holders of Registrable Securities requesting registration, addressed to each of the underwriters or the Holders of Registrable Securities, as applicable, covering the matters customarily covered in opinions requested in offerings and such other matters as may be reasonably requested by such underwriters or Holders, as applicable; (iii) in the case of an Underwritten Offering, use reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its Subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company. The foregoing actions shall be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder;

(n) upon three (3) Business Days’ notice, make available for reasonable inspection during normal business hours by a representative of the Holders holding Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by any Governmental Authority or Governmental Order or is necessary to respond to inquiries of any Governmental Authority, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act);

(o) comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12 month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year), subject to any applicable extension pursuant to Rule 12b-25 of the Exchange Act, (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statement shall cover such 12-month period; and

(p) In connection with any Underwritten Offering, cause appropriate members of management to be available for meetings with prospective purchasers of Registrable Securities and prepare and present to potential investors customary “road show” material, in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of Registrable Securities.

The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company may require each selling Holder of Registrable Securities (i) to agree to sell such Registrable Securities on the basis reasonably provided in any underwriting agreements entered into in connection with such offering pursuant to Section 5(m) and (ii) to complete and execute all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

Each Holder shall be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(d) or 5(c) (other than 5(c)(i)) (a “Suspension Notice”), such Holder shall forthwith discontinue (“Black-Out”) disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Except as expressly provided herein, there shall be no limitation with regard to the number of Suspension Notices that the Company is entitled to give hereunder; provided, however, that in no event shall the aggregate number of days the Holders are subject to Black-Out during any period of 12 consecutive months exceed 90 days.

6.  Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including fees and expenses for compliance with securities or “blue sky” laws), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing a reasonable number of Prospectuses if the printing of such Prospectuses is requested by the Holders holding a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company incurred by the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) (including the expenses of any special audit and “comfort” letter required by or incident to such performance) incurred by the Company, (vi) Securities Act liability insurance, if any, (vii) fees and expenses of Special Counsel retained by the Holders in connection with the registration and sale of their Registrable Securities not in excess of $50,000 per single registration, and (viii) fees and expenses of the Company and the underwriters relating to “road show” investor presentations. In addition, the Company shall pay internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which securities of the same class issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company. In no event, however, shall the Company be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement, and the Holders shall be responsible on a pro rata basis for any taxes of any kind (including transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them in connection with any Registration Statement.

7.  Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each Person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including the costs of investigation and attorneys’ fees) and expenses, in each case joint or several (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or in any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, utilized in connection with any related offering, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar and to the extent as the same are based upon information furnished in writing to the Company by such Holder for use therein.

(b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and shall severally and not jointly indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or in any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, utilized in connection with any related offering, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company for use in such Registration Statement, Prospectus or preliminary prospectus or in any “free writing prospectus” and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Person shall become entitled to indemnification hereunder (an “Indemnified Party”), it shall give prompt notice to the party from which such indemnification is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that such Indemnifying Party has been prejudiced materially by such failure. All reasonable fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party (provided appropriate documentation for such expenses is also submitted with such notice), as incurred, within five (5) calendar days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the Indemnified Parties shall be selected by the Holder or Holders which are the Indemnified Party and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the Indemnified

Parties shall be selected by the Company. Notwithstanding the foregoing sentence, in case any such action is brought against any Indemnified Party, and such Indemnified Party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent it may wish and if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party pursuant to Section 7(a) or 7(b), as applicable, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. Notwithstanding the election of the Indemnifying Party to assume the defense of such litigation or proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, such Indemnifying Party shall not be required to bear the fees, costs and expenses of more than one such counsel) if (i) in the reasonable judgment of such Indemnified Party the use of counsel chosen by such Indemnifying Party to represent such Indemnified Party would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnifying Party and an Indemnified Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), (iii) such Indemnifying Party shall not have employed counsel satisfactory to such Indemnifying Party, in the exercise of such Indemnified Party’s reasonable judgment, to represent such Indemnified Party within a reasonable time after notice of the institution of such litigation or proceeding or (iv) any Indemnifying Party shall authorize in writing such Indemnified Party to employ separate counsel at the expense of such Indemnifying Party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under Section 7(a) or 7(b) in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall, severally but not jointly, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 7 shall survive the sale of the Registrable Securities pursuant to a Registration Statement, notwithstanding any permitted transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

8.  Selection of Managing Underwriters. If any of the Registrable Securities included in any Demand Registration are to be sold in an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in the Demand Notice may select an investment banker or investment bankers and a manager or managers to manage the Underwritten Offering; provided that such investment banker or bankers are reasonably acceptable to the Company. If any Piggyback Registration is an Underwritten Offering, the Company shall have the exclusive right to select an investment banker or investment bankers and a manager or managers to administer the offering. The Company agrees that, in connection with any Underwritten Offering hereunder, it shall undertake to offer customary indemnification to the participating underwriters.

9.  Limitations on Registration of Other Securities; Representation. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of 75% of the Registrable Securities on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have any registration rights the terms of which, when taken as a whole, are as favorable as or more favorable than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

10.  No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or adversely affects, in any material respects, the rights granted to the Holders in this Agreement.

11.  Miscellaneous.

(a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties and the Holders shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b) Amendments and Waivers. This Agreement may be amended or modified only if such amendment or modification is in wring and signed by the Company and the Holders of 75% of the Registrable Securities on an as-converted basis. Any waiver of any provisions hereof shall be valid if set forth in an instrument in writing signed by the waiving party or parties to be bound thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce any provision hereof in accordance with its terms.

(c) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person, by telecopy, by overnight courier or by first class registered or certified mail (return receipt requested, postage prepaid) to such party at the address set forth below (or at such other address or to the attention of such other Person as shall be specified by such party in a notice given in accordance with this Section 11(c)) and to any Holder at such address as indicated by the Company’s records (or at such address or to the attention of such other Person as shall be specified by such Holder in a notice given in accordance with this Section 11(c)):

If to NBCU:

NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: General Counsel
Tel: 212-664-7024
Fax: 212-664-4733

With a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: John A. Marzulli, Jr.
Tel: 212-848-8590
Fax: 646-848-8590

If to CIG:

CIG Media LLC
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603
Attention: Matthew B. Hinerfeld
Tel: 312-395-3167
Fax: 312-267-7628

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Robert Schwenkel
Steven Steinman
Tel: 212-859-8000
Fax: 212-859-4000

with a copy to:

Wilmer Hale
1875 Pennslyvania Avenue, N.W.
Washington, D.C. 20006
Attention: Lynn Charytan
Samir Jain
Jack Goodman
Tel: 202-663-6000
Fax: 202-663-6363

If to the Company:

ION Media Networks, Inc.
601 Clearwater Park Road
West Palm Beach, FL 33401-6233
Attention: General Counsel
Tel: 561-659-4122
Fax: 561-655-9424

With a copy to:

Holland & Knight LLP
222 Lakeview Avenue, Suite 1000
West Palm Beach, Florida 33401
Attention: David L. Perry
Tel: 561-650-8314
Fax: 561-650-8399

and

Dow, Lohnes & Albertson, PLLC
1200 New Hampshire Avenue, N.W., Suite 800
Washington, DC 20036
Attention: John R. Feore, Jr.
Tel: 202-776-2000
Fax: 202-776-2222

All such notices, requests, consents and other communications shall be deemed to have been given hereunder when received.

(d) Merger or Consolidation of the Company. If the Company is a party to any merger or consolidation pursuant to which the Convertible Securities or Registrable Securities are converted into, or exchanged or exercised for, securities or the right to receive securities of any other Person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder. The Company shall not effect any merger or consolidation described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 11(d).

(e) Successors and Assigns; Third Party Beneficiaries. Subject to the terms and conditions of the Stockholders’ Agreement and this Agreement, any transferee of all or a portion of the Convertible Securities or Registrable Securities owned from time to time by the Investors shall become a Holder hereunder to the extent it (i) agrees in writing to be bound by all of the provisions applicable hereunder to the transferring Holder (such acknowledgment being evidenced by execution of a Counterpart and Acknowledgement in the form of Exhibit A) and (ii) owns of record not less than 10,000 shares of Registrable Securities on an as-converted basis. This Agreement shall inure solely to the benefit of and be solely enforceable by the Company, the Investors and the Holders and their respective successors and permitted assignees.

(f) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(g) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(h) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 11(h).

(i) Severability. Whenever possible, each term and provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any term or provision hereof is invalid, illegal or incapable of being enforced by law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j) Entire Agreement. This Agreement, the other Transaction Agreements and the other writings referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof or thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof or thereof.

(k) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature appears on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ION MEDIA NETWORKS, INC.

By:
Name:
Title:

NBC UNIVERSAL, INC.

By:
Name:
Title:

CIG MEDIA LLC
By:	Citadel Limited Partnership, its Portfolio Manager
By:	Citadel Investment Group, L.L.C., its General Partner

By:
Name: Matthew Hinerfeld
Title: Managing Director and Depute General Counsel

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT
COUNTERPART AND ACKNOWLEDGMENT

TO:	The Company

RE:	The Registration Rights Agreement (the “Agreement”) dated as of May 4, 2007, by and among the Company, NBC Universal, Inc. and CIG Media LLC

The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of the Holders (as defined in the Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

By:
Name:
Title :

Date:

Number of Shares of Registrable Securities: ________________

Address for Notices:

with copies to: